Exhibit 10.2
SIMS GROUP LIMITED
ACN 114 838 630
EXECUTIVE LONG
TERM INCENTIVE
PLAN RULES

CONTENTS

PAGE

1	INTRODUCTION		1

	1.1	Purpose of plan
	1.2	Risks

2	INVITATION TO PARTICIPATE		1

	2.1	Board’s discretion to make Invitations
	2.2	Form of Invitation
	2.3	Minimum parcel

3	ACQUISITION OF PLAN SHARES		2

	3.1	Applications
	3.2	Allotment
	3.3	Holding and Stock Exchange quotation

4	FINANCIAL ASSISTANCE		2

	4.1	Request for Financial Assistance
	4.2	When application made
	4.3	Form of application
	4.4	Acceptance and terms
	4.5	When Financial Assistance repayable
	4.6	Reduction of indebtedness
	4.7	Amount repayable
	4.8	Limited recourse
	4.9	Surplus on sale
	4.10	Dividends and Rights

5	SECURITY FOR FINANCIAL ASSISTANCE		6

	5.1	Security
	5.2	Other security
	5.3	Terms of security

6	ALTERATION OF TERMS AND PROVISIONS OF PLAN		6

	6.1	Discretion to vary Plan
	6.2	Foreign Awards

7	PERIOD OF PLAN		7

			PAGE

8	EXPENSES		7

9	SHARES SUBJECT OF PLAN		7

10	TRANSFERS OF PLAN SHARES TO THE COMPANY		7

	10.1	Participating Employee to assist
	10.2	Attorney
	10.3	Compliance with laws

11	INTERPRETATION		8

	11.1	Definitions
	11.2	Construction
	11.3	Headings

1	INTRODUCTION

1.1	Purpose of plan

The Company has established this Plan to encourage Employees to share in the ownership of the Company, in order to promote the long-term success of the Company as a goal shared by the Employees.

1.2	Risks

There are risks associated with participation in the Plan. These include the risk that the Plan Shares will lose value and that Participating Employees may not benefit from their investment in Plan Shares. Employees should ensure that they understand the risks before accepting an invitation to participate in the Plan.

2	INVITATIONS TO PARTICIPATE

2.1	Board’s discretion to make Invitations

The Board may from time to time invite any Employee to apply to participate in the Plan (including Employees who are already or have previously been a Participating Employee). Subject to this Rule 2, the Board has an absolute discretion in determining whether to make an Invitation, when to make an Invitation, and the number of Plan Shares (if any) that an Employee is invited to subscribe for.

2.2	Form of Invitation

An Invitation shall be in writing signed by a director of the Company and shall specify:
(a)	the total number of Plan Shares for which the Employee may subscribe;

(b)	the Subscription Price or method for calculating the Subscription Price for a Plan Share;

(c)	the terms and conditions of the Financial Assistance offered;

(d)	the Performance Hurdles applicable to the Invitation;

(e)	the time within and the method by which the Invitation may be accepted; and

(f)	any other terms and conditions applicable to the Invitation determined by the Board.
2.3	Minimum parcel

An Invitation must be for a minimum parcel of one hundred (100) Plan Shares and an Employee must accept at least a minimum parcel of one hundred (100) Plan Shares or a number of Plan Shares being a multiple of one hundred (100).

3	ACQUISITION OF PLAN SHARES

3.1	Applications

An Invitation may be responded to in whole or in part by the invited Employee or a Nominee signing and returning the form of application attached to the Invitation (“Application Form”) to the Company by the time specified in the Invitation (or such later time as the Company may allow), together with a duly completed Finance Application Form. Any application by an Employee or Nominee to participate in the Plan shall be taken to be accepted by the Company if, and on the date, the Company allots shares to the Employee or Nominee (as the case may be) following receipt by the Company of the Application Form.

3.2	Allotment

The Company may, upon receipt from an Employee or Nominee of a duly completed Application Form and a duly completed Finance Application Form, allot to the Employee or Nominee (as the case may be) the number of Plan Shares applied for, credited as fully paid up.

Under no circumstances will shares be allotted under this clause if to do so would be in breach of the Corporations Act or any Listing Rules.

3.3	Holding and Stock Exchange quotation

As soon as practicable after the allotment of Plan Shares by the Company to a Participating Employee the Company shall arrange an uncertificated holding in the name of the allottee in respect of the Plan Shares so allotted.

While any Plan Shares are pledged as security for Financial Assistance pursuant to Rule 5, or are subject to Performance Hurdles, dealings in Plan Shares will be restricted provided that a Participating Employee may transfer such Plan Shares to a Nominee with the approval of the Board, in which case such restrictions on dealing with the Plan Shares that apply in respect of the Participating Employee shall likewise apply in respect of the Nominee. The Board may, in its absolute discretion, determine the nature of the restrictions on dealings (eg holding locks) to be applied to Plan Shares.

4	FINANCIAL ASSISTANCE

4.1	Request for Financial Assistance

An Employee or Nominee who responds to an Invitation by returning an Application Form to the Company shall apply to the Company for Financial Assistance to finance the Employee’s or Nominee’s (as the case may be) subscription for Plan Shares.

4.2	When application made

An application for Financial Assistance shall be made at the time of returning the Application Form to the Company.

4.3	Form of application

Each application for Financial Assistance shall be made on a form approved by the Company duly completed and signed by the Employee or Nominee (as the case may be) (‘Finance Application Form’). The Company shall set out in the Finance Application Form the terms and conditions of the Financial Assistance, which shall be supplemental to and not inconsistent with the terms and conditions contained in this Rule 4.

4.4	Acceptance and terms
(a)	Subject to Rule 4.4 (b), the Company will, on accepting an Application Form and subject to clause 4.4 (b), be obliged to accept a duly completed and signed Finance Application Form by making a loan to the Borrower on the terms and subject to such conditions set out in the Finance Application Form and in these Rules.

(b)	In any event, the Company will not accept a Finance Application Form under this Rule if to do so would be in breach of the Corporations Act.
4.5	When Financial Assistance repayable
(a)	Subject to Rules 4.5(b) and (c), Financial Assistance provided to a Borrower shall be repayable by the Borrower in full within five years after the date on which the Financial Assistance is provided (or within such longer period and in such manner as the Company may determine) (the date the Financial Assistance becomes repayable being a ‘Repayment Date’).

(b)	Subject to Rule 4.7 and notwithstanding Rule 4.5(a), Financial Assistance shall become due and payable by the Borrower to the Company on the date (also a “Repayment Date”) of:
(i)	the cessation of the Employee’s employment with the Company or an Associated Body Corporate (including in the case of Special Circumstances); or

(ii)	the failure to satisfy the relevant Performance Hurdles; or

(iii)	the occurrence of a Control Event; or

(iv)	the date 10 days after the Borrower gives notice to the Company of the Borrower’s desire to discharge the Financial Assistance provided to the Borrower, provided that the relevant Performance Hurdles are satisfied.
(c)	For the purposes of this Rule 4.5, an Employee shall be deemed not to have ceased his or her employment with the Company or with any Associated Body Corporate if immediately after leaving he or she is employed by another Associated Body Corporate or by the Company.

4.6	Reduction of indebtedness

A Borrower who has been provided Financial Assistance under this Rule 4 shall give an irrevocable direction to the Company, such that the Company may (in its absolute discretion) pay, or have paid, to itself on behalf of the Borrower, for the purposes of reducing the amount of the Borrower’s indebtedness to the Company, all or any moneys that may from time to time become payable in respect of the Plan Shares or Rights, with the exception of dividends.

4.7	Amount repayable

If a Repayment Date occurs, the Company shall accept in full and complete satisfaction of the Borrower’s indebtedness and obligations to it under the Plan:
(a)	if the Performance Hurdles have been satisfied (provided there has not been Dismissal For Cause of the Employee) or in the case of the happening of a Repayment Event referred to in Rule 4.5 (b)(iii) (ie a Control Event), either, at the election of the Borrower:
(i)	the total amount of all moneys then owing by the Borrower to the Company under the Plan, which the Borrower (or his or her legal personal representative (as the case may be) must pay to the Company within 28 days (or such longer period as the Board may agree) of the Repayment Date. In this case, the Borrower shall be entitled to any benefits (including dividends and Rights) accruing from, and including, the Repayment Date in respect of the Plan Shares; or

(ii)	the transfer of the Plan Shares of the Borrower to the Company, which the Borrower (or his or her legal personal representative (as the case may be) must transfer to the Company within 28 days (or such longer period as the Board may agree) of the Repayment Date.In this case, the Borrower shall be entitled to any benefits (including dividends and Rights) accruing in respect of the Plan Shares from, and including, the Repayment Date to the date the Borrower and the Company enter a buy-back agreement for the Borrower’s Plan Share; or
(b)	subject to Rule 4.7(c), if the Performance Hurdles have not been satisfied or in the case of the Dismissal For Cause of the Employee then, the Borrower must, within 28 days of the Repayment Date (or such longer period as the Board may agree) transfer the Borrower’s Plan Shares to the Company. In this case, unless the Board determines otherwise, the Borrower shall forfeit any entitlement to any benefits (including dividends and Rights) accruing from, and including the Repayment Date in respect of the Plan Shares.

(c)	if the Performance Hurdles have not been satisfied and the Repayment Event results from a Special Circumstance and the Board, in its absolute discretion, determines that the Borrower is not required to transfer all of the Borrower’s Plan Shares to the Company but may retain some or all of those Plan Shares (the Plan Shares, if any, which the Board determines the Borrower may retain being the “Retainable Shares”), at the election of the Borrower, either:
(i)	the total amount of all moneys then owing by the Borrower to the Company under the Plan in respect of the Retainable Shares (including that proportion of the Financial Assistance which financed the Borrower’s acquisition of the Retainable Shares) (“Repayment Amount”) and the transfer of the Plan Shares of the Borrower other than the Retainable Shares (“Non-Retainable Shares”) to the Company. The Borrower (or his or her legal personal representative (as the case may be)) must pay the Repayment Amount to the Company and transfer the Non-Retainable Shares to the Company within 28 days (or such longer period as the Board may agree) of the Repayment Date. In this case, the Borrower shall be entitled to any benefits (including dividends and Rights) accruing from, and including, the Repayment Date in respect of the Retainable Shares and to any benefits (including dividends and Rights) accruing in respect of the Non-Retainable Shares from, and including, the Repayment Date to the date the Borrower and the Company enter a buy-back agreement for the Borrower’s Non-Retainable Shares; or

(ii)	the transfer of all of the Plan Shares of the Borrower to the Company, which the Borrower (or his or her legal personal representative (as the case may be) must transfer to the Company within 28 days (or such longer period as the Board may agree) of the Repayment Date.In this case, the Borrower shall be entitled to any benefits (including dividends and Rights) accruing in respect of the Plan Shares from, and including, the Repayment Date to the date the Borrower and the Company enter a buy-back agreement for the Borrower’s Plan Shares.
4.8	Limited recourse

If the value of Plan Shares transferred to the Company pursuant to Rule 4.7 or Rule 5.2, is less than the total amount of moneys owing by the Borrower to the Company then no further amount of moneys shall be repayable by the Borrower to the Company and no further amount shall at any time be recoverable by the Company from the Borrower.

4.9	Surplus on sale
(a)	If, for the purposes of Rule 4.7(a) (i), the Company is authorised by the Borrower, and agrees, to arrange the sale of any Plan Shares in order to pay any money owing by the Borrower to the Company and the proceeds of sale exceed the total amount owing to the Company by the Borrower, the surplus shall be paid by the Company to the Borrower.

(b)	If, for the purposes of Rule 4.7 (c) (i), the Company is authorised by the Borrower, and agrees, to arrange the sale of any Plan Shares in order to pay the Repayment Amount and the proceeds of sale exceed the total amount of the Repayment Amount, the surplus shall be paid by the Company to the Borrower.

4.10	Dividends and Rights

Subject to Rule 5.1 (b), a Participating Employee has the right to receive dividends and franking credits and Rights associated with that Participating Employee’s Plan Shares.

5	SECURITY FOR FINANCIAL ASSISTANCE

5.1	Security

As security for Financial Assistance, a Borrower must grant to the Company:
(a)	a pledge of the Plan Shares acquired by the Borrower at the time the Financial Assistance is provided to the Borrower;

(b)	unless the Board determines otherwise, a charge over:
(i)	all Rights in respect of those Plan Shares; and

(ii)	all other moneys paid or payable on those Plan Shares or other shares the subject of the charge, with the exception of dividends.
5.2	Other security

A Borrower must not create, other than in favour of the Company, any security interest over any Plan Shares whilst they are subject to the restrictions of the Plan. Should a Borrower create such a security interest over his or her Plan Shares the Borrower must transfer his or her Plan Shares to the Company as full settlement of any outstanding loans related to his or her Plan Shares and the Borrower will have no further entitlement under the Plan.

5.3	Terms of security

The terms of the security referred to in Rule 5.1 will be set out in the Finance Application Form.

6	ALTERATION OF TERMS AND PROVISIONS OF PLAN

6.1	Discretion to vary Plan

Subject to the Listing Rules and applicable law the Company may make such alterations, variations, additions, deletions or modifications to all or any of the provisions of the Plan or to all or any of the rights or obligations under the Plan of the Participating Employees or any of them as may be determined by the Board, provided however that no such alteration, variation, addition, deletion or modification shall be made if it would have the effect of depriving the holders of issued Plan Shares of any rights to which they are then entitled unless approved by 75% of the holders of Plan Shares affected by such a change or unless the amendments are required by law.

6.2	Foreign Awards

The Board may grant awards, in its sole discretion, to eligible Employees who are residing in jurisdictions outside of Australia. For purposes of the foregoing, the Board may, in its sole discretion, vary the terms of the Plan in order to conform any awards to the legal/tax requirements and the customary equity compensation practices of each non-Australian jurisdiction where an eligible Employee resides. The Board may, it its sole discretion, establish one or more sub-plans of the Plan and/or may establish administrative rules and procedures to grant awards and alternative awards to Employees in non-Australian jurisdictions and/or to facilitate the operation of the Plan in such non-Australian jurisdictions. For purposes of clarity, any terms contained herein which are subject to variation in a non-Australian jurisdiction and any administrative rules and procedures established for a non-Australian jurisdiction shall be reflected in a written addendum to the Plan. To the extent permitted under applicable law, the Board may delegate its authority and responsibilities under this Rule 6.2 to one or more Employees of the Company.

7	PERIOD OF PLAN

The Plan shall commence upon its approval by members of the Company in general meeting and shall continue until terminated by resolution of the Board at any stage.

8	EXPENSES

The Company will meet the ongoing administration expenses of the Plan. The Participating Employee will meet all outgoings and expenses in selling or otherwise dealing with his or her Plan Shares.

9	SHARES SUBJECT OF PLAN

The maximum number of Plan Shares that may be issued under the Plan and all other employee incentive plans of the Company shall be 10% of the issued capital in the Company.

10	TRANSFERS OF PLAN SHARES TO THE COMPANY

10.1	Participating Employee to assist

A Participating Employee shall do all things necessary or considered desirable by the Company to effect a transfer of Plan Shares to the Company (ie buy-back of Plan Shares) under Rule 4.7 or Rule 5.2, including, without limitation, pass or give any necessary shareholder resolutions or authorisations for the buy-back, enter into a share buy-back agreement, execute a share transfer form and deliver any share certificates to the Company.

10.2	Attorney

A Participating Employee whose Plan Shares are to be transferred to the Company (ie bought back by the Company) under Rule 4.7 or Rule 5.2 is taken to have appointed any secretary or director of the Company for the time being as its attorney in its name and on its behalf to execute any documents and implement any procedures that may be required to effect a transfer of Plan Shares to the Company (ie buy-back of Plan Shares) under Rule 4.7 or Rule 5.2, including, without limitation, pass or give any necessary shareholder resolutions or authorisations for the buy-back, enter into a share buy-back agreement and execute a share transfer form on the Participating Employee ‘s behalf.

10.3	Compliance with laws

Any transfer of Plan Shares to the Company (ie buy-back of Plan Shares) under Rule 4.7 or Rule 5.2 is subject to compliance with:
(a)	the Corporations Act (including Part 2J.1); and

(b)	the Listing Rules.
11	INTERPRETATION

11.1	Definitions

In these Rules:

“Application Form” has the meaning in Rule 3.1.

“Associated Body Corporate” means a body that is a related body corporate of the Company in terms of section 50 of the Corporations Act.

“Board” means the Board of directors of the Company.

“Borrower” means a Participating Employee who receives Financial Assistance.

“Company” means Sims Group Limited ACN 114 838 630.

“Control” has the meaning given in section 50AA of the Corporations Act.

“Control Event” means any of the following circumstances:

(a)	the Board determines that there are circumstances which have occurred or are likely to occur which will result in significant changes to the structure or Control of the Company which may adversely affect the rights of or value of benefits to Participating Employees, and gives written notice of such determination to the Participating Employee; or

(b)	(i)	offers are made to acquire the whole of the issued ordinary share capital of the Company (or such part thereof as is not at the time owned by the offeror or any company controlled by the offeror and/or associates of the offeror) and after the announcement of the general offer the offeror (and any such companies and/or persons) acquires Control of the Company; or
(ii)	offers are made to acquire the whole of the issued ordinary share capital of the Company (or such part thereof as aforesaid) by any person who (together with any company controlled by such person and/or associates of the offeror) has Control of the Company; or

(iii)	a resolution for a members’ voluntary winding up of the Company is passed (other than for the purpose of a reconstruction or amalgamation).
“Dismissal” means the termination of employment of an Employee for lack of performance (in the reasonable opinion of the Board), fraud, dishonesty or other serious misconduct or any other reason (not being Special Circumstances).

“Dismissal For Cause” means the termination of employment of an Employee for fraud, dishonesty or other serious misconduct.

“Employee” means any person who is a permanent full-time or part-time employee of the Company or of any of its Associated Body Corporates and who in the Board’s opinion is an executive officer and includes an executive director of the Company or of any of its Associated Body Corporates.

“Finance Application Form” has the meaning given in Rule 4.3.

“Financial Assistance” means an interest free loan made to a Borrower on the terms and conditions of these Rules to enable the Borrower to subscribe for Plan Shares.

“Invitation” means an invitation to apply to participate in the Plan made to an Employee in accordance with Rule 2.

“Listing Rules” means the listing rules of the Stock Exchange, as amended from time to time.

“Nominee” means a nominee of an Employee approved by the Board.

“Non-Retainable Shares” has the meaning given in Rule 4.7.

“Participating Employee” means an Employee or a Nominee who has responded to an an Invitation and whose Application Form has been accepted by the Company.

“Performance Hurdles” means the performance, vesting and/or other criteria, which are determined by the Board and specified in the Invitation, and which are required to be met before Plan Shares to which such Invitation relates may be withdrawn from the Plan by the Participating Employee, as reduced (if at all) or waived in whole or in part at any time by the Board and notified to the Participating Employee.

“Plan” means this Executive Long Term Incentive Plan.

“Plan Shares” means ordinary shares in the Company each carrying the same dividend rights and otherwise ranking pari passu in all respects with the issued ordinary shares of the Company.

“Repayment Amount” has the meaning given in Rule 4.7.

“Repayment Date” has the meaning in Rule 4.5.

“Repayment Event” has the meaning in Rule 4.5.

“Resignation” means the termination of an Employee’s engagement as an Employee by the volition of the Employee, but does not include Dismissal or retirement or resignation by the Employee from employment with the Company or any Associated Body Corporate in order to become an employee of the Company or any Associated Body Corporate or taking approved study leave or approved leave of absence.

“Retainable Shares” has the meaning given in Rule 4.7.

“Rights” means bonus shares, rights and further shares issued in respect of the Plan Shares.

“Rule” means a Rule of the Plan.

“Special Circumstances” means:
(a)	death of the Employee; or

(b)	circumstances which, in the opinion of the Board, constitute total and permanent disablement of the Employee; or

(c)	termination of an Employee’s employment with the Company or with an Associated Body Corporate at the normal retirement age, or at any other time including early retirement with the Company’s consent, but excluding Dismissal or Resignation; or

(d)	termination of a Participating Employee’s employment with the Company or with an Associated Body Corporate which, in the opinion of the Board, occurs by reason of either:
(i)	the position previously being occupied by the Employee being made redundant in accordance with the Company’s General Redundancy Policy; or

(ii)	the Associated Body Corporate that employs an Employee ceasing to be an Associated Body Corporate.
“Stock Exchange” means Australian Stock Exchange Limited.

“Subscription Price” in respect of a Plan Share means the weighted average of the prices at which fully paid ordinary shares in the capital of the Company were traded on the Stock Exchange during the one week period up to and including the date of acceptance by the Company of an Application Form lodged by an Employee or Nominee under Rule 3.1 (being the date of allotment of Plan Shares to the Participating Employee).

11.2	Construction

In these Rules, unless expressed to the contrary:
(a)	terms defined in the Corporations Act have the same meaning in these Rules;

(b)	words importing:
(i)	the singular include the plural and vice versa;

(ii)	any gender includes the other genders;
(c)	if a word or phrase is defined cognate words and phrases have corresponding definitions;

(d)	a reference to:
(i)	a person includes a firm, unincorporated association, corporation and a government or statutory body or authority;

(ii)	a person includes its legal personal representatives, successors and assigns;

(iii)	a statute, ordinance, code or other law includes regulations and other statutory instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(iv)	a right includes a benefit, remedy, discretion, authority or power;

(v)	an obligation includes a warranty or representation and a reference to a failure to observe or perform an obligation includes a breach of warranty or representation;

(vi)	“$” or “dollars” is a reference to the lawful currency of Australia;

(vii)	this or any other document includes the document as varied or replaced and notwithstanding any change in the identity of the parties; and

(viii)	any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them.
11.3	Headings

Headings do not affect the interpretation of these Rules.